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                                  EXHIBIT 15.4

                          Form of Amendment Number 1 to
      Amended and Restated Rule 12b-1 Distribution Plan for Class A Shares



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                   AMENDMENT NUMBER 1 TO AMENDED AND RESTATED
                 RULE 12b-1 DISTRIBUTION PLAN FOR CLASS A SHARES


      Pursuant to the Rule 12b-1 Distribution Plan for Class A Shares between The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) and Hartford Securities Distribution Company, Inc. dated July 22, 1996, as amended and restated as of December 31, 1997 (as amended and restated, the "Distribution Plan"), The Hartford Growth and Income Fund is hereby included as an additional Fund. All provisions in the Distribution Plan shall apply to The Hartford Growth and Income Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of _____________, 1998.


                                  The Hartford Mutual Funds, Inc., on behalf of

                                  The Hartford Growth and Income Fund


                                  By: __________________________________________
                                      Joseph H. Gareau
                                      President


                                  Hartford Securities Distribution Company, Inc.


                                  By: __________________________________________
                                      Peter W. Cummins
                                      Vice President